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                                                                   Exhibit 10.23


                       SUPPLEMENTAL EMPLOYMENT AGREEMENT
                       ---------------------------------

         THIS AGREEMENT, made as of November 11, 1997, by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and Craig Reynolds ("Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, Executive possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, the Company and Executive have agreed to execute and deliver this Agreement in consideration, among other things, of (i) the access Executive will have to confidential or proprietary information of the Company, (ii) the access Executive will have to confidential or proprietary information to be acquired hereafter by the Company, and (iii) the willingness of the Company to grant 40,000 stock options to Executive on or about the commencement of his employment.

         NOW, THEREFORE, intending to be legally bound and in consideration of the stock options made available by Company to Executive, the Company and Executive agree as follows.

                                   ARTICLE I
                          EXECUTIVE'S ACKNOWLEDGMENTS
                          ---------------------------

         Executive recognizes and acknowledges that in the course of Executive's employment by the Company: (a) he will be privy to certain confidential and proprietary information which constitutes trade secrets as defined in the Uniform Trade Secrets Act and as adopted by the various states (the "Act"); and
(b) he will be privy to certain other confidential and/or proprietary information that may not constitute trade secrets as defined in the Act.

         Executive acknowledges that the Company must protect both above kinds of information from disclosure or misappropriation, and Executive further acknowledges that the processes, machines, technical documentation, computer programs, customer lists, business plans, marketing plans and techniques, pricing data, financial data, marketing programs, customer files, financial institution files, technical expertise and know how, and other information and trade secrets, whether as defined in the Act or which may lie beyond it (collectively the "Property"), which have been or will be provided to Executive by the Company, are unique, confidential and proprietary Property of the Company and by the provision of such Property to Executive, the Company is not conveying any ownership or other interest to Executive. Executive acknowledges that such confidential and proprietary information derives independent, actual, and potential commercial value from not being generally, readily ascertainable through independent development and is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Property shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Executive which would constitute a violation of this Agreement or the Company's policies with respect to such Property. Executive agrees to hold in trust and confidence for the Company and to not to disclose to any third party, without prior written consent of the Company, said Property and information, whether it is tangible or intangible. Executive further agrees not to use any such confidential information or trade secrets to his/her personal benefit or for the benefit of any third party.

         Executive further acknowledges that for purposes of interpreting Articles I and II of this Agreement, covenants and obligations of Executive with respect to the Company apply equally with respect to its affiliates. Executive also acknowledges that Property belongs to the Company and agrees to return to the Company all such information and Property which is tangible upon the termination of the Employment.
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         Executive acknowledges that the use, misappropriation, or disclosure of the Property would constitute a breach of trust and could cause irreparable injury to the Company, and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Property be kept secret and that Executive not disclose the Property to others or use the property to Executive's own advantage or the advantage of others.

         Executive further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC (section) 1 et seq. In the event of publication of such materials, Executive
            -- ---
understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Executive by-line credit on such materials as the Company may deem appropriate.

                                  ARTICLE II
                     EXECUTIVE'S COVENANTS AND AGREEMENTS
                     ------------------------------------

         2.01. Non-Disclosure of Property. Executive agrees to hold and
               --------------------------
safeguard the Property in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any confidential information that constitutes trade secrets, whether or not developed by Executive, except as required in the performance of Executive's duties to the Company. Executive and the Company agree that Executive's obligations under the above non-disclosure provision as it relates to confidential information that does not constitute trade secrets shall apply for a period of three (3) years following the termination of the Executive.

         2.02. Disclosure of Works and Inventions/Assignment of Patents and
               ------------------------------------------------------------
Other Rights. (a) Executive shall disclose promptly to the Company or its
------------
nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives.

         (b) Executive agrees that in the event of publication by Executive of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.

         2.03. Duties. Executive agrees to devote his best efforts full time to
               ------
the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply in all material respects with all rules, regulations and instruments established or issued by the Company and made known to Executive. Executive further agrees that during the term of this Agreement, Executive shall not, directly or indirectly, engage in any business which would detract from Executive's ability to apply his best efforts to the performance of his duties hereunder. Executive also agrees that he shall not usurp any corporate opportunities of the Company.

         2.04. Return of Materials. Upon the termination of Executive's
               -------------------
employment with the Company for any reason, including without limitation termination by the Company for

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cause or without cause, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Property.

         2.05. Non-Solicitation of Employees. Executive agrees that, during his
               -----------------------------
employment with the Company and for two years following termination of Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company without permission from the Company.

                                  ARTICLE III
                  EXECUTIVE'S REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

         3.01. No Prior Agreements. Executive represents and warrants that he is
               -------------------
not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article II hereof. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities other than Healthdyne.

         3.02. Remedies. In the event of a breach by Executive of the terms of
               --------
this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                  ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

         4.01. Authorization to Modify Restrictions. It is the intention of the
               ------------------------------------
parties that the provisions of Article II hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         4.02. Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

         4.03. Consent to Jurisdiction; Venue. Executive hereby irrevocably
               ------------------------------
submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania any action or proceeding arising out of or relating to this Agreement that cannot be finally resolved by arbitration pursuant to Section
4.04 hereof (and for enforcement of any such arbitration decision), and Executive hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Executive hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania and any

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objection on the ground that any such action or proceeding in either of such
Courts has been brought in an inconvenient forum. Nothing in this Section 4.03 shall affect the right of the Company to bring any action or proceeding against Executive or his property in the courts of other jurisdictions where the Executive resides or has his principal place of business or where such property is located.

         4.04. Arbitration. Unless the party seeking relief is seeking relief
               -----------
not available through arbitration hereunder (see Section 4.03), any dispute related to this Agreement shall be referred to arbitration by three arbitrators selected from a list of arbitrators affiliated with American Arbitration Association ("AAA") who are familiar with executive employment matters, with one arbitrator being selected by the Company, one arbitrator being selected by Executive, and the third arbitrator being selected jointly by the two arbitrators selected by the Company and by Executive. The decision of a majority of the arbitrators shall constitute the arbitral decision. The arbitration hereunder, shall be conducted pursuant to the rules and procedures of AAA then in effect and otherwise in such manner as the arbitrator or arbitrators shall determine and shall be conducted in Pittsburgh, Pennsylvania. All parties shall cooperate with each other to expedite the arbitration process as much as possible so that the dispute can be resolved as quickly as possible and with as little cost as possible. The arbitral decision shall be final, binding and conclusive on the parties and may be entered, if necessary, in a court of competent jurisdiction with the same force and effect as a final and binding judgment. The arbitrators shall further be authorized to allocate or assess the costs of arbitration, including attorneys' fees, between the respective parties. If the arbitrators do not award costs and expenses, then each party shall bear its own costs and expenses, including attorneys' fees, and the cost of the arbitration shall be paid by the party whose position in the arbitration does not prevail.

         4.05. Agreement Binding. The obligations of Executive under this
               -----------------
Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

         4.06. Counterparts, Section Headings. This Agreement may be executed in
               ------------------------------
any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         4.07. Notices. All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if (a)
hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

if to the Company:

Respironics, Inc.
1501 Ardmore Boulevard
Pittsburgh, PA  15221-4401
Attn:  President

         if to Executive, at the address set forth on the signature page hereof or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

         Executive acknowledges that he has read and understands the foregoing provisions and that such provisions are reasonable and enforceable.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.


Witness:                               CRAIG REYNOLDS


/s/ John L. Miclot                     /s/ Craig B. Reynolds
-----------------------------------    -----------------------------------------

                                       Address:  1255 Kennestone Circle
                                                 -------------------------------
                                                 Marietta, Ga,  30067
                                                 -------------------------------


Attest

                                       RESPIRONICS, INC.

/s/ Dorita A. Pishko                   By:  /s/ Dennis S. Meteny
-----------------------------------        -------------------------------------
    Secretary                          Title:   President & CEO
                                              ----------------------------------

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